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                                  EXHIBIT 4.8

                           FORM OF LETTER TO CLIENTS

                   RIGHTS OFFERING FOR SHARES OF COMMON STOCK
                                       OF
                              EXCO RESOURCES, INC.

                                                          ________________, 1998

To Our Clients:

         We are enclosing for your consideration a Prospectus dated __________, 1998 describing the issuance to shareholders of record as of the close of business on __________, 1998 of transferable rights ("Rights") to purchase at the subscription price shares of Common Stock ("Common Stock") of EXCO RESOURCES, INC. ("EXCO").

         Your attention is directed to the following:

         - Shareholders will receive ten transferable Rights for each share of Common Stock of EXCO held as of the close of business on the Record Date. No fractional rights or cash in lieu thereof will be paid, and the number of Rights distributed to each holder of Common Stock will be rounded up to the nearest whole number of Rights.

         - Rights will be admitted for trading on the OTC Bulletin Board, on which EXCO's Common Stock is traded. Assuming a market exists, Rights may be purchased or sold through normal brokerage channels or sold through the Subscription Agent up to the last trading day prior to the Expiration Date, ____________, 1998, as more fully described in the Prospectus.

         - Basic Subscription Privilege: One Right will entitle the holder to purchase one share of Common Stock of EXCO at the subscription price of $____ per share.

         - Oversubscription Privilege: Any holder of Rights who fully exercises all Rights held by him is entitled to subscribe at the subscription price for shares that were not otherwise subscribed for during the basic subscription. However, if such oversubscriptions exceed the number of shares available, the shares available will be allocated among those who oversubscribed based on the number of shares subscribed for by such holder pursuant to the basic subscription privilege, as more fully described in the Prospectus.

         - The expiration date of the rights offering is 5:00 p.m. Dallas time, on ___________, 1998, unless extended by EXCO.

         Since we are the holder of record of the shares of Common Stock of EXCO held in your Account, we have received your transferable Rights. We will exercise or sell your Rights only in accordance with your instructions. IF YOU DO NOT GIVE US YOUR INSTRUCTIONS, YOUR RIGHTS WILL BECOME VALUELESS AFTER THE EXPIRATION DATE.

         Please forward your instructions to us immediately by completing the form on the reverse side. Your Rights will expire at 5:00 p.m. Dallas time, _____________, 1998, unless the rights offering is extended by EXCO.
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                             LETTER OF INSTRUCTIONS


To My Bank or Broker:

         The undersigned acknowledges receipt of the Prospectus relating to the rights offering by EXCO Resources, Inc. This letter instructs you to either exercise or sell the Rights, as indicated below, which you hold for the account of the undersigned upon the terms and conditions set forth in the Prospectus.

(1)      BASIC SUBSCRIPTION PRIVILEGE

         - SELL _________ Rights (if no number is specified, all rights will be sold)

         - EXERCISE _________ Rights to purchase shares of Common Stock of EXCO Resources, Inc. at the subscription price. (One Right is required for the purchase of each share of Common Stock)

                 I am enclosing a check for $_______ (equal to the number of shares to be purchased times the subscription price).

(2) OVERSUBSCRIPTION PRIVILEGE (available only to those who have fully exercised their Rights in the basic subscription privilege)

         - PURCHASE _________ shares of additional Common Stock of EXCO Resources, Inc. at the subscription price, subject to availability as described in the Prospectus.

                 I have enclosed a check for $________ equal to the number of shares to be purchased pursuant to the oversubscription privilege times the subscription price. I understand that if I am not allocated the full amount of shares for which I have subscribed pursuant to the oversubscription privilege above, any excess payment will be refunded to me by you (without interest or deduction).





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                                                            Signature(s)


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                                                            Account Number


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                                                            Please type or print name
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